4891-4787-1298.2 NOTE PURCHASE AGREEMENT This NOTE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of December 6, 2022 by and among Summit Therapeutics Inc., a Delaware corporation, with its principal place of business at 2882 Sand Hill Road, Suite 106, Menlo Park, CA 94025 (the “Company”), and each investor named on Exhibit A hereto (each, an “Investor” and, collectively, the “Investors”). RECITALS A. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D, as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended; B. This Agreement establishes a credit facility for the Company to sell to each Investor, and for each Investor to purchase, subject to the other conditions precedent and the other terms and conditions of this Agreement, a Promissory Note, each substantially in the form attached hereto as Exhibits B-1, B-2 and B-3 (each, a “Note”, and, collectively, the “Notes”), at the Closing (as such term is defined herein); C. The aggregate outstanding principal amount of Notes issued and purchased by the Investors at the Closing shall equal $520,000,000 (the “Maximum Principal Amount”). D. Each Note, whenever issued, shall mature and come due on the maturity date set forth in such Note (each such date, the “Maturity Date”), and each Note sets forth other terms and conditions as to which the credit facility is subject; and E. This Agreement, the Notes, and all other certificates, agreements, documents and instruments delivered to any party under or in connection with this Agreement, as the same may be amended from time to time, are collectively referred to herein as the “Transaction Documents”. In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: 1. Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below: “Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Without limiting the generality of the foregoing, a Person shall be deemed to control another Person if any of the following conditions is met: (i) in the case of corporate entities, direct or indirect ownership of more than fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (ii) in the case of non-corporate entities, direct or indirect ownership of more than fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities

2 4891-4787-1298.2 “Agreement” has the meaning set forth in the preamble to this Agreement. “Board” means the Company’s Board of Directors. “Business Day” means a day, other than a Saturday, Sunday or United States federal holiday, on which banks in New York City are open for the general transaction of business. “Closing” has the meaning set forth in Section 3.1. “Closing Date” has the meaning set forth in Section 3.1. “Common Stock” has the meaning set forth in Section 4.2 to this Agreement. “Common Stock Equivalents” shall mean any options, warrants or other securities or rights convertible into or exercisable or exchangeable for, whether directly or following conversion into or exercise or exchange for other options, warrants or other securities or rights, Common Stock of the Company, or any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of, or voting or other rights of, Common Stock. “Company” has the meaning set forth in the preamble to this Agreement. “Debt” means, as to any Person, whether or not contingent but without duplication: (a) every obligation of such Person for money borrowed; (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) every obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person; (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (e) every obligation of such Person under any lease which under GAAP (for this purpose without giving effect to the adoption of Accounting Standards Update No. 2016-02, Leases (Topic 842) by the Financial Accounting Standards Board) is required to be capitalized as an obligation on a balance sheet of the Person in question; (f) the net obligations of such Person under any swap contract, derivatives contract or other hedge agreement; and (g) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of another Person of the type described in clauses (a) through (f) above, in any manner, whether directly or indirectly. “Disposition” or “Dispose of” shall mean any (i) pledge, sale, contract to sell, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant for the sale of, or other disposition of or transfer of any Common Stock or any Common Stock Equivalents, including, without limitation, any “short sale” or similar arrangement, or (ii) swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock or any Common Stock Equivalents, whether any such swap or transaction is to be settled by delivery of securities, in cash or otherwise. “Domestication” shall mean the process by which the Company was formally confirmed as the successor issuer to Summit Therapeutics plc pursuant to a United Kingdom court-approved scheme of arrangement effective as of September 18, 2020. “Enforceability Exceptions” has the meaning set forth in Section 4.4(b).

3 4891-4787-1298.2 “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest. “Extended Maturity Date” means, as to each Note, the “Extended Maturity Date” as defined in such Note. “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied. “Governmental Authority” shall mean any court, agency, authority, department, regulatory body or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or country or any supranational organization of which any such country is a member. “Group” means the Company and its subsidiaries (and “Group Company” shall be construed accordingly). “Interest Rate” means, as to each Note, the “Interest Rate” as defined in such Note. “Investor” and “Investors” has the meaning set forth in the preamble to this Agreement. “Investor A” means Robert W. Duggan, and his successors or assigns. “Investor B” means Mahkam Zanganeh, and her successors or assigns. “Law” or “Laws” shall mean all laws, statutes, rules, regulations, orders, judgments, injunctions and/or ordinances of any Governmental Authority. “Majority Investors” means, as of any date of determination, Investors holding Notes evidencing more than 50.00% of the aggregate outstanding principal amount of the Notes. “Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, financial condition or business of the Company and its subsidiaries taken as a whole, (ii) the legality or enforceability of this Agreement or (iii) the ability of the Company to perform its obligations under this Agreement. “Maturity Date” has the meaning set forth in the recitals to this Agreement. “Maximum Principal Amount” has the meaning set forth in the preamble to this Agreement. “Nasdaq” means The Nasdaq Stock Market LLC.

4 4891-4787-1298.2 “Net Cash Proceeds” means in connection with any issuance or sale of Equity Interests or any incurrence of Debt, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith. “Note” and “Notes” has the meaning set forth in the preamble to this Agreement. “Other Agreements” means, collectively, (a) all existing and future agreements and instruments between, among or by the Company (or an Affiliate), on the one hand, and an Investor (or an Affiliate), on the other hand, and (b) any financing agreement or a material agreement that affects the Company’s ongoing business operations. “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity not specifically listed herein. “Press Release” has the meaning set forth in Section 10.7. “Purchase Price” has the meaning set forth in Section 2.1. “Sarbanes-Oxley Act” has the meaning set forth in Section 4.10(g). “SEC” has the meaning set forth in the recitals to this Agreement. “SEC Documents” has the meaning set forth in Section 4.10(a). “Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the 1934 Act (but shall not be deemed to include the location and/or reservation of borrowable Common Stock). “Third Party” shall mean any Person, including a Governmental Authority, other than the Investor, the Company or any Affiliate of the Investor or the Company or any of their respective representatives. “Trading Day” shall mean a day on which trading in the Common Stock generally occurs on Nasdaq. “Transaction Documents” has the meaning set forth in the recitals to this Agreement. “1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder. “1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder. “8-K Filing” has the meaning set forth in Section 10.7. 2. Issuance, Maturity, Prepayment.

5 4891-4787-1298.2 2.1. Purchase and Sale of the Notes. Subject to the terms and conditions of this Agreement, each Investor hereby agrees to purchase, and the Company agrees to issue and sell to each Investor, at the Closing provided for in Section 3, Notes in the principal amounts specified in the Notes at the purchase price of 100% of the principal amount thereof. The Investors’ obligations hereunder are several and not joint obligations. No Investor shall have any liability to any Person for the performance or non-performance of any obligation by any other Investor hereunder. 2.2. Maturity. As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the respective Maturity Date thereof, or Extended Maturity Date, if applicable. 2.3. Mandatory Prepayments. If the Company shall consummate a public offering (a “Public Offering”), then upon the later to occur of (i) five Business Days after the Company receives the net cash proceeds therefrom or (ii) May 15, 2023, the Notes attached as Schedule B-1 and B-2 (the “February Notes”) shall be prepaid by an amount equal to the lesser of (x) 100% of the amount of the net cash proceeds from such Public Offering, and (y) the principal amount on such Notes, as set forth in this Section 2. 2.4. Partial Prepayments. In the case of each partial prepayment of Notes pursuant to Section 2.3, the principal amount of the Notes to be prepaid shall be allocated among the February Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. 2.5. Maturity; Surrender; Etc. In the case of each prepayment of any Note, as provided in such Note, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with all accrued interest, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note. 2.6. Purchase, etc., of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to all Investors at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 10 Business Days. If the holders of more than 25% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 5 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes. 3. Closing.

6 4891-4787-1298.2 3.1. Closing. The Company’s sale, and an Investor’s purchase, of Notes shall occur remotely via exchange of documents and signatures, or at such place as the Company and the Investors purchasing Notes may agree, at a closing (the “Closing”) on December 6, 2022 (the “Closing Date”). 3.2. At Closing. On the Closing Date, each Investor purchasing a Note at such Closing shall deliver or cause to be delivered to the Company the Purchase Price owed by such Investor via wire transfer of immediately available funds pursuant to the wire instructions delivered to the applicable Investor by the Company in connection with the execution of this Agreement. At the Closing, the Company shall deliver or cause to be delivered a Note duly executed by an authorized officer of the Company to the Investor purchasing such Note. 3.3. Allocations Among Investors. The Notes shall be issued to the Investors in the amounts specified in the Notes. 4. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that, except as otherwise described in this Agreement or the SEC Documents, which qualify these representations and warranties in their entirety: 4.1. Organization, Good Standing and Qualification. The Company has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect. 4.2. Capitalization and Voting Rights. (a) As of November 2, 2022, the Company has 201,321,175 shares of the Company’s common stock, par value $0.01 (the “Common Stock”) issued and outstanding. As of December 1, 2022, the Company has also (i) granted outstanding options under the Company’s equity incentive plans over, in aggregate, 23,069,813 shares of Common Stock, (ii) granted restricted stock units under the Company’s directors’ remuneration policy over 0 shares of Common Stock and (iii) issued warrants for the purchase of up to 5,821,137 shares of Common Stock, which are outstanding as of December 1, 2022. The issued share capital of the Company has been duly and validly issued and is fully paid and non-assessable. (b) Except as described or referred to in Section 4.2(a) above, as of the date of this Agreement, there are no outstanding rights (including, without limitation, pre- emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any share capital or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any share capital of the Company, any such convertible or exchangeable securities or any such rights, warrants or options.

7 4891-4787-1298.2 (c) No Person has any right to cause the Company to effect the registration under the 1933 Act of any securities of the Company, which have not been exercised prior to the date hereof. (d) The Company is not a party to or subject to any agreement or understanding relating to the voting of share capital of the Company or the giving of written consents by a stockholder or director of the Company. (e) The execution and delivery of this Agreement, and the transactions contemplated hereby, will not result in the triggering of any anti-dilution rights, or otherwise increase the number of shares of Common Stock issuable or decrease the exercise or conversion price, under any warrant, option, convertible note or other instruments convertible or exchangeable for, any share capital or other equity interests in the Company. 4.3. Subsidiaries. All the outstanding share capital or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly authorized and validly issued, are fully paid and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party. 4.4. Authorization. (a) The Company has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken (including the approval of the Board and of the independent Special Committee of the Board formed in connection with the Company’s consideration of the transactions undertaken pursuant to the Transaction Documents) for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken. (b) This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and this Agreement and the other Transaction Documents (as and when executed and delivered in accordance with the terms and conditions of the Agreement) constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”). (c) No stop order or suspension of trading of the Company’s equity securities has been imposed by the SEC, Nasdaq, or any other Governmental Authority and remains in effect. 4.5. No Defaults. The Company is not (i) in violation of its certificate of incorporation or bylaws; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage or loan agreement to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; (iii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any deed of trust or other

8 4891-4787-1298.2 agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject (except for any agreements referred to in clause (ii) above); or (iv) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (iii) and (iv) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect. 4.6. No Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any indenture, mortgage or loan agreement to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any deed of trust or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject (except for any agreements referred to in clause (i) above), (iii) result in any violation of the provisions of the Company’s certificate of incorporation or bylaws or (iv) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (ii) and (iv) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect. 4.7. No Governmental Authority or Consents. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator, governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, or the issuance and sale of the Note, except such filings as may be required to be made with the SEC or under any state securities laws, foreign securities laws, blue sky laws, or the rules and regulations of Nasdaq, which filings shall be made in a timely manner in accordance with all applicable Laws. 4.8. Litigation. There are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others. 4.9. Licenses and Other Rights; Compliance with Laws. The Company and its subsidiaries possess or are in the process of obtaining all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the SEC Documents, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received notice of any

9 4891-4787-1298.2 revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course. For the avoidance of doubt and notwithstanding the foregoing, neither the Company nor any subsidiary has applied for or holds any product licenses or marketing authorizations for any pharmaceutical products. 4.10. SEC Documents; Financial Statements; Nasdaq Stock Market. (a) Since January 1, 2022, the Company has timely filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein), and any required amendments to any of the foregoing, with the SEC (the “SEC Documents”). As of their respective filing dates, each of the Company SEC Documents complied in all material respects with the requirements of the 1933 Act and the 1934 Act, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and no Company SEC Documents when filed, declared effective or mailed, as applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. (b) Since January 1, 2022, the Company has filed all notices and documents required to be filed by it under the Nasdaq listing rules. Each such notice or document was filed within the applicable timeframe prescribed by the Nasdaq listing rules. As of their respective dates, each such notice or document complied in all material respects with the applicable requirements of the Nasdaq listing rules. (c) As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC or its staff. (d) The financial statements of the Company for the fiscal year ended December 31, 2021 (included in the Company’s Annual Report on Form 10-K filed with the SEC on March 17, 2022) present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with GAAP, applied on a consistent basis throughout the periods covered thereby, except as otherwise disclosed therein and, in the case of unaudited, interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes, and any supporting schedules included in the SEC Documents present fairly the information required to be stated therein. (e) As of the date hereof, the Common Stock of the Company is admitted to trading on Nasdaq. The Company has taken no action designed to, or which is likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or delisting the Common Stock from Nasdaq. The Company has not received any notification that the SEC or Nasdaq, as applicable, is contemplating terminating such registration or listing. (f) The Company and its subsidiaries have established systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the 1934 Act) that have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial

10 4891-4787-1298.2 statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. (g) There is and has been no material failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications. 4.11. Interim Financials. The published interim results of the Company and its consolidated subsidiaries for the nine months ended September 30, 2022, as published in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 11, 2022, have been prepared with all due care and attention (having regard to the fact that the results were made publicly available) and on accounting bases and assumptions consistent with those adopted in the preparation of the audited financial statements of the Company and its consolidated subsidiaries for the fiscal year period ended December 31, 2021, except as otherwise disclosed therein. 4.12. Absence of Certain Changes. Since the financial statements of the Company for the nine-month period ended September 30, 2022 (included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 11, 2021) were prepared: other than as publicly disclosed in filings with the SEC, the businesses of the Company and its consolidated subsidiaries have been carried on in the ordinary and usual course; there has been no significant adverse change in the financial or trading position of the Company taken as a whole or, to the best of the Company’s knowledge, information and belief, prospects of the Company other than information otherwise publicly disclosed; the Company has not acquired or disposed of or agreed pursuant to a binding agreement to acquire or dispose of any of its assets or businesses other than in the ordinary course of business; the Company has not entered into any contract or commitment of an unusual, long-term and/or onerous nature or assumed any material liabilities (including contingent liabilities) (other than as contemplated by this Agreement); the Company has not paid or made any payment or transfer to shareholders of any dividend, bonus, loan or distribution other than to the directors of the Company in their capacity as such directors in a manner consistent with the compensation of such directors as disclosed in the SEC Documents; and the Company has complied in all material respects with all the listing requirements of Nasdaq applicable to the Company (including the disclosure and notification requirements) and any requests for disclosure made by Nasdaq. 4.13. Tax. All returns of each member of the Group for taxation purposes have been made for all periods up to and including December 31, 2021, and all such returns are correct, and are not the subject of any dispute with or claim by HM Revenue & Customs, the Internal Revenue Commission, or other relevant taxation authority (other than routine audits) which would be material to the Company are not likely to result in any such dispute or claim.

11 4891-4787-1298.2 4.14. Environmental. So far as the Company is aware, none of the Company nor any member of the Group has any material obligation or liability with respect to pollution, hazardous substances or environmental matters and there are no circumstances which the Company considers are likely to give rise to the same. 4.15. Insurance. The Company and each member of the Group maintain such insurance coverage against fire and other risks upon all their assets and such public and employers’ liability as the directors of each such company consider appropriate, taking into account the nature and scale of their activities, the provisions of agreements binding upon it, such insurance is now in force. The Company is not aware of any fact or matter which would lead to any such insurance being vitiated or repudiated, there is no material claim pending or outstanding and all premiums in respect of such insurances are duly paid. 4.16. Intellectual Property. (a) Each member of the Group has (i) acted reasonably in seeking professional advice with regard to filing patent applications in respect of material new inventions; (ii) adopted commercially reasonable and prudent practices with regard to the protection, prosecution and maintenance of its portfolio of patents, patent applications and trademarks and other material intellectual property and the payment of renewal fees in respect thereof; (ii) adopted commercially reasonable and prudent practices to capture intellectual property rights in respect of material new inventions; and (iv) used commercially reasonable practices to protect the confidentiality of all material non-patented know how. None of the intellectual property relating to the business of any member of the Group is the subject of any claim, opposition, assertion, infringement, attack, right, action or other restriction or arrangement of whatsoever nature which does or may impinge upon the validity, enforceability or ownership of the same or the utilization thereof by any member of the Group to an extent which is material in the context of the Group. So far as the Company is aware, and not having obtained freedom to operate opinions in respect of all of its intellectual property rights, none of the activities of any member of the Group infringes in any material respect any right of any other person relating to intellectual property or gives rise to a material liability for any royalty or similar payment. (b) The intellectual property used or enjoyed by each member of the Group in connection with its business at the date of this Agreement, and which is material to such business, is either legally and beneficially owned by that member of the Group, or licensed to, or used under the authority of the owner by, that member of the Group and are not subject to any mortgage, charge, lien or other security interest in favor of any third party save as registered with the United States Patent and Trademark Office or the Registrar of Companies in the United Kingdom. 4.17. Offering. Subject to the accuracy of the Investor’s representations set forth in Section 5, the offer, sale and issuance of each Note to be issued in conformity with the terms of this Agreement, constitute transactions which are exempt from the registration requirements of the 1933 Act and from all applicable state registration or qualification requirements. 4.18. No Integration. The Company has not, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the 1933 Act), that is or will be integrated with the sale of the Note thereunder in a manner that would require registration of such securities under the 1933 Act.

12 4891-4787-1298.2 4.19. Brokers’ or Finders’ Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or any of its subsidiaries for a brokerage commission, finder’s fee or like payment in connection with the transactions contemplated by this Agreement. 4.20. No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the securities to be issued pursuant to this Agreement by any form of general solicitation or general advertising. The Company has offered the Notes for sale only to the Investors. 4.21. Foreign Corrupt Practices. None of the Company, any of its subsidiaries, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company or any of its subsidiaries, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any of its subsidiaries (or made by any person acting on its or their behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable non-U.S. anti-bribery Law. 4.22. Regulation M Compliance. The Company has not taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in stabilization or manipulation of any of its securities to facilitate the sale or resale of the Notes. 4.23. Investment Company. The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. 4.24. Disclosures. The SEC Documents, when considered together, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, other than with respect to the transactions contemplated by this Agreement and except as will be disclosed pursuant to Section 10.7. 5. Representations and Warranties of the Investor. Each Investor hereby represents and warrants to the Company, only as to such Investor and not as to any other Investor, that: 5.1. Authority. The Investor is an individual with power and authority to enter into and consummate the transactions contemplated by this Agreement and to carry out its obligations thereunder, and to invest in the Note pursuant to this Agreement. 5.2. Authorization. This Agreement has been duly executed and delivered by the Investor, and this Agreement constitutes a valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions.

13 4891-4787-1298.2 5.3. No Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Investor pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Investor is a party or by which the Investor is bound or to which any of the property or assets of the Investor is subject, or (ii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Investor except, in the case of clauses (i) and (ii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a material adverse effect on the Investor’s ability to perform its obligations or consummate the transactions contemplated by this Agreement. 5.4. Purchase Entirely for Own Account. The Notes to be purchased by the Investor hereunder will be acquired for the Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Notes in compliance with the terms of such Note and any applicable federal and state securities laws. The Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered. 5.5. Investment Experience. The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Notes purchased by it and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby. 5.6. Disclosure of Information. The Investor has had an opportunity to receive, review and understand all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Notes, and has conducted and completed its own independent due diligence. The Investor acknowledges that copies of the SEC Documents are available on the SEC’s EDGAR system. Based on such information as the Investor has deemed appropriate and the representations and warranties of the Company contained in Section 4 of this Agreement, and without reliance upon any other party (including, without limitation, the other Investor), it has independently made its own analysis and decision to enter into this Agreement. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Notes purchased by it pursuant hereto. 5.7. Restricted Securities. The Investor understands that the Notes will be characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances. The Investor acknowledges that the Company has no obligation to register or qualify the Notes for resale. The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Notes, and on requirements relating to the Company which

14 4891-4787-1298.2 are outside of the Investor’s control, and which the Company is under no obligation and may not be able to satisfy. 5.8. Legends. It is understood that the Notes bear a restrictive legend in accordance with the requirements of the Securities Act of 1933 limiting the Investors right to dispose of the Notes held by it. 5.9. Accredited Investor. The Investor is an “accredited investor” within the meaning of Rule 501 under the 1933 Act and has executed and delivered to the Company a questionnaire in substantially the form attached hereto as Exhibit C (the “Investor Questionnaire”), which such Investor represents and warrants is true, correct and complete. The Investor is a sophisticated investor with sufficient knowledge and experience in investing in private equity transactions to properly evaluate the risks and merits of its purchase of the Notes which it acquires. Such Investor has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of such Notes and participation in the transactions contemplated by this Agreement (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to such Investor, (iii) have been duly authorized and approved by all necessary action, (iv) do not and will not violate or constitute a default under any law, rule, regulation, agreement or other obligation by which such Investor is bound and (v) are a fit, proper and suitable investment for such Investor, notwithstanding the substantial risks inherent in investing in or holding the Notes. 5.10. No General Solicitation. The Investor did not learn of the investment in the Notes as a result of any general solicitation or general advertising. 5.11. Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Investor. 5.12. Short Sales and Confidentiality Prior to the Date Hereof. Other than consummating the transactions contemplated hereunder, the Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company or directly or indirectly engaged in any action designed to, or which might be reasonably expected to, cause or result in any manipulation of the price of the securities of the Company during the period commencing as of the time that such Investor was first contacted by the Company or any other Person regarding the transactions contemplated hereby and ending immediately prior to the date hereof. The Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available securities to borrow in order to effect Short Sales or similar transactions in the future. 5.13. No Government Recommendation or Approval. The Investor understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the Company or the purchase of the Note.

15 4891-4787-1298.2 5.14. No Rule 506 Disqualifying Activities. The Investor has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the 1933 Act. 6. Covenants and Agreements of the Company and the Investors. 6.1. No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investors under this Agreement. 6.2. Removal of Legends. (a) In connection with any sale, assignment, transfer or other disposition by an Investor of any Notes held by it (any such Investor, an “Assigning Investor”) pursuant to Rule 144 or pursuant to any other exemption under the 1933 Act such that the purchaser acquires freely tradable securities and upon compliance by the Assigning Investor with the requirements of this Agreement, if requested by the Assigning Investor, the Company shall use commercially reasonable efforts to remove any restrictive legends that appear on any such Note and to issue a new, unlegended Note substantially the same as the replaced Note (other than the inclusion of restrictive legends), provided that the Company has received from the Assigning Investor customary representations and other documentation reasonably acceptable to the Company in connection therewith and, if necessary, otherwise sufficient to support any required legal opinion with respect thereto. (b) Subject to receipt from an Assigning Investor by the Company of customary representations and other documentation reasonably acceptable to the Company in connection therewith and, if necessary, otherwise sufficient to support any required legal opinion with respect thereto, upon the earliest of such time as any Note purchased by an Assigning Investor (i) has been sold or transferred pursuant to an effective registration statement, (ii) has been sold pursuant to Rule 144, or (iii) is eligible for resale under Rule 144(b)(1) or any successor provision (such earliest date, the “Effective Date”), the Company shall issue a new Note to the acquiror thereof substantially the same as the replaced Note, other than the inclusion of restrictive legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 6.2, it will, following the delivery by any Investor to the Company of any Note held by such Investor issued with a restrictive legend, use commercially reasonable efforts to deliver or cause to be delivered to such Investor a new Note, substantially the same as the replaced Note, other than the inclusion of any legends. The Company may not make any notation on its records that enlarge the restrictions on transfer set forth in this Section 6.2. (c) Subject to the restrictions on dispositions pursuant to Section 7.1 of this Agreement, each Investor agrees with the Company that such Investor will sell the Notes held by it only in compliance with an exemption from the registration requirements of the 1933 Act. 6.3. Subsequent Equity Sales. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that will be integrated with the offer or sale of the Notes in a manner that would require the registration under the 1933 Act of the sale of the Notes to the Investors, or that will be integrated with the offer or sale of the Notes for purposes of the

16 4891-4787-1298.2 rules and regulations of any trading market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction. 6.4. Short Sales and Confidentiality After the Date Hereof. Each Investor covenants that neither it nor any Affiliates acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period from the date hereof until such time as the transactions contemplated by this Agreement are first publicly announced. Each Investor covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Each Investor understands and acknowledges that the SEC currently takes the position that coverage of Short Sales of securities “against the box” prior to effectiveness of a resale registration statement with securities included in such registration statement would be a violation of Section 5 of the 1933 Act, as set forth in Item 239.10 of the Securities Act Rules Compliance and Disclosure Interpretations compiled by the Office of Chief Counsel, Division of Corporation Finance. 7. Acknowledgements. 7.1. Insider Trading. In addition to the restrictions in this Agreement on the Disposition of Common Stock and Common Stock Equivalents of the Company, the Investor hereby acknowledges that it is aware that United States securities Laws prohibit any person who has material, non-public information about a company obtained directly or indirectly from that company from purchasing or selling securities of such company or from communicating such information to any other person, including under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. 8. Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement for the applicable statute of limitations. 9. Events of Default. 9.1. Defaults. The following are events of default under this Agreement (each, an “Event of Default”): (a) the Company fails to pay any principal, interest, fees, charges, or any other amount when due and payable hereunder or under any Note; (b) a receiver, trustee or other similar official shall be appointed over the Company or a material part of its assets and such appointment shall remain uncontested for twenty (20) calendar days or shall not be dismissed or discharged within sixty (60) calendar days; (c) the Company generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; (d) the Company makes a general assignment for the benefit of creditors; (e) the Company files a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); (f) an involuntary bankruptcy proceeding is commenced or filed against the Company; (g) the Company or any pledgor, trustor, or guarantor of the obligations evidenced by the Notes defaults or otherwise fails to observe or perform any covenant, obligation, condition or agreement of the Company or such pledgor, trustor, or guarantor contained herein or in any other Transaction Document; (h) any representation, warranty or other statement made or furnished by or on behalf of the Company to any Investor herein, in any Transaction Document, or otherwise in connection

17 4891-4787-1298.2 with the issuance of the Notes is false, incorrect, incomplete or misleading in any material respect when made or furnished; (i) any money judgment, writ or similar process is entered or filed against the Company or any subsidiary of the Company or any of its property or other assets for more than $500,000.00, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days unless otherwise consented to by the Majority Investors; (j) the Company fails, in any material respect, to observe or perform any covenant set forth in the Transaction Documents; or (k) the Company, or any Affiliate of the Company, breaches, in any material respect, any covenant or other term or condition contained in any Other Agreements. Notwithstanding the foregoing, the occurrence of any event specified in Section 9.1(h) – (k) shall not be considered an Event of Default hereunder if such event is reasonably deemed capable of being cured by the Majority Investors and is so cured, to the satisfaction of the Majority Investors, within forty-five (45) days of the occurrence of such event. 9.2. Remedies. At any time and from time to time after any Investor becomes aware of the occurrence of any Event of Default that is continuing, the Majority Investors may accelerate the Notes by written notice to the Company, with all outstanding amounts evidenced by the Notes being immediately due and payable in cash. Notwithstanding the foregoing, upon the occurrence of any Event of Default described in clauses (b), (c), (d), (e), or (f) of Section 9.1, then all such outstanding amounts as of the date of acceleration shall become immediately and automatically due and payable in cash, without any written notice required by the Investors. At any time following the occurrence of any Event of Default, upon written notice given by or on behalf of the Majority Investors to the Company, interest shall accrue on the outstanding principal amount of the Notes beginning on the date the applicable Event of Default occurred at an interest rate equal to the Interest Rate plus 2% per annum (“Default Interest”). In connection with acceleration described herein, the Investors need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and each Investor may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder, under the other Transaction Documents, and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by the unanimous vote of all Investors at any time prior to payment hereunder and each Investor shall have all rights as a holder of Notes until such time, if any, as each Investor receives full payment pursuant to this Section 9.2. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Nothing herein shall limit any Investor’s right to pursue in one or more arbitrations any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. 10. Miscellaneous. 10.1. Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investors, as applicable; provided, however, that an Investor may offer, sell, assign or transfer any of its interest in this Agreement, any Note or other Transaction Document without the consent of Borrower. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. 10.2. Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The parties agree to electronic contracting and signatures with respect to the Transaction

18 4891-4787-1298.2 Documents (other than the Notes). Delivery of an electronic signature to, or a signed copy of, this Agreement and such other Transaction Documents (other than the Notes) by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the other Transaction Documents (other than the Notes) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Company, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Notwithstanding the foregoing, if any Investor shall request manually signed counterpart signatures to any Transaction Document, the Company hereby agrees to use its reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable (but in any event within 30 days of such request or such longer period as the requesting Investor and the Company may mutually agree). 10.3. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. 10.4. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by electronic mail, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, and (iii) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party: If to the Company: Summit Therapeutics Inc. 2882 Sand Hill Road Suite 106 Menlo Park, CA 94025 Attention: Finance Email: finance@summitplc.com With a copy to: Baker & Hostetler LLP 45 Rockefeller Plaza New York, New York 10111 Attention: Adam W. Finerman Email: AFinerman@bakerlaw.com

19 4891-4787-1298.2 If to an Investor: to the address for such Investor set forth on Exhibit A hereto. 10.5. Expenses. The parties hereto shall pay their own costs and expenses in connection herewith regardless of whether the transactions contemplated hereby are consummated; it being understood that each of the Company and each Investor has relied on the advice of its own respective counsel and/or other professional advisers. 10.6. No Rule of Strict Construction. Each party and its counsel has reviewed and jointly participated in the establishment of this Agreement, the Notes and the other Transaction Documents. No rule of strict construction or presumption that ambiguities will be construed against any drafter will apply, and no presumptions will be made or inferences drawn because of the final inclusion of a term not contained in a prior draft or the final deletion of a term contained in a prior draft. 10.7. Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Investor without the prior consent of the Company (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Investor shall allow the Company, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. The Company shall not include the name of the Investor in any press release or public announcement (which, for the avoidance of doubt, shall not include any filing with the SEC) without the prior written consent of the Investor, except as otherwise required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company shall allow the Investor, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. Promptly following the date this Agreement is executed, the Company may issue a press release disclosing all material terms of transactions contemplated by this Agreement (the “Press Release”) and make an announcement thereof (including the name of the Investor) to a Regulatory Investment Service. No later than 5:30 p.m. (New York City time) on the fourth Business Day following the date this Agreement is executed, the Company will file a Report on Form 8-K (the “8-K Filing”) attaching the press release, if applicable, described in the foregoing sentence as well as a copy of this Agreement. The parties acknowledge that the Company shall file this Agreement with the SEC where it will be publicly available. In addition, the Company will make such other filings and notices in the manner and time required by the SEC or Nasdaq. The parties acknowledge that from and after the issuance of the Press Release and/or Form 8-K, the Investor shall not be in possession of any material, nonpublic information received from the Company or any of its respective officers, directors, employees or agents, with respect to the transactions contemplated hereby that is not disclosed in the Press Release. 10.8. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the

20 4891-4787-1298.2 extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect. 10.9. Entire Agreement. This Agreement, including the signature pages and Exhibits hereto, constitutes the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof. 10.10. Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained. 10.11. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER. 11. Amendments and Waivers. 11.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Company and the Majority Investors, except that: (a) no amendment or waiver of any of Sections 2, 3, 4, 5, and 6 hereof or any defined term (as it is used therein), will be effective as to any Investor unless consented to by such Investor in writing; and (b) no amendment or waiver may, without the written consent of each Investor then holding a Note, (i) change this Section 11 (or any defined term used in this Section), the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest on the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver, (iii) amend or waive any provision of Section 9 (or any

21 4891-4787-1298.2 defined term used in such Section) or any Event of Default, or (iv) amend or waive any terms of the Notes or the form of Note attached to this Agreement. 11.2. Solicitation of Holders of Notes. (a) The Company will provide each Investor with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Investor to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any other Transaction Document. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 11 to each Investor promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Investors. (b) The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Investor as consideration for or as an inducement to the entering into by such holder of any waiver or amendment of any of the terms and provisions hereof or of any other Transaction Document unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Investor even if such Investor did not consent to such waiver or amendment. (c) Any consent given pursuant to this Section 11 by an Investor that has transferred or has agreed to transfer its Note to (i) the Company, (ii) any subsidiary or any other Affiliate of the Company or (iii) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with the Company and/or any of its Affiliates or subsidiaries, in each case in connection with such consent, shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder. 11.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 11 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any holder of a Note and no delay in exercising any rights hereunder or under any Note or other Transaction Document shall operate as a waiver of any rights of any holder of such Note. [remainder of page intentionally left blank]

4891-4787-1298.2 IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written. COMPANY: SUMMIT THERAPEUTICS INC. By: /s/ Ankur Dhingra Name: Ankur Dhingra Title: Chief Financial Officer

4891-4787-1298.2 INVESTORS: Investor A By: /s/ Robert Duggan Name: Robert Duggan Investor B By: /s/ Mahkam Zanganeh Name: Mahkam Zanganeh

4891-4787-1298.2 EXHIBIT A – page 1 of 2 Investors Investor A [Personal information omitted.] Investor Information Name: Robert W. Duggan Contact Person: Address: City: State: Zip Code: Telephone: Facsimile: Email: Name in which Note shall be recorded:

4891-4787-1298.2 Exhibit A – page 2 of 2 Investor B [Personal information omitted.] Investor Information Name: Mahkam Zanganeh Contact Person: Address: City: State: Zip Code: Telephone: Facsimile: Email: Name in which Note shall be recorded:

4891-4787-1298.2 EXHIBIT B-1 DUGGAN $400 MILLION NOTE

4888-3067-6802.2 EXHIBIT B-1 THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT HERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS NOTE, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THIS NOTE MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS. PROMISSORY NOTE Effective Date: December 6, 2022 U.S. $400,000,000 FOR VALUE RECEIVED, Summit Therapeutics Inc., a Delaware corporation (“Borrower”), promises to pay to Robert Duggan or his successors or assigns (“Lender”), Four Hundred Million Dollars (the “Principal Amount”) and any interest, fees, charges, and late fees on February 15, 2023 (the “Maturity Date”), subject to and in accordance with the terms set forth herein, and to pay interest on the Outstanding Balance (as defined below) at the rate equal to the Interest Rate (as defined below) per annum (subject to Section 2.2) from the Effective Date until the Outstanding Balance is paid in full. This Promissory Note (this “Note”) is issued and made effective as of December 6, 2022 (the “Effective Date”). This Note is issued pursuant to, and subject to the terms of, that certain Note Purchase Agreement dated December 6, 2022, as the same may be amended, restated, supplemented, modified or replaced from time to time, by and between Borrower and Lender and the other lenders party thereto from time to time (the “Purchase Agreement”). All interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, and shall be payable in accordance with the terms of this Note. 1. Payment. 1.1 Payment of Interest. Subject to Section 2.1, from and including the date hereof to, but excluding, the Maturity Date, interest on this Note shall accrue on the Outstanding Balance of this Note outstanding from time to time at a rate of interest per annum (the “Interest Rate”) equal to 7.50%. All interest shall be paid by the Company to the Lender on the Effective Date for the period through the Maturity Date (the “Prepaid Interest”). Default Interest shall be paid as provided for in the Purchase Agreement (but only the difference between the total Default Interest amount and the Prepaid Interest shall be payable). The Borrower acknowledges and agrees that the Prepaid Interest constitutes compensation to Lender for arranging and providing the financing to the Borrower under this Note and the other Transaction Documents and shall, therefore, be deemed fully earned on the date hereof, and not subject to any refund or reimbursement for any reason. Prepaid Interest shall be paid in cash or in shares of the

2 4888-3067-6802.2 Company’s common stock, par value $.01 per share (“Shares”), as may be determined by the Lender on the date hereof. In the event the Lender elects to receive Prepaid Interest in Shares, the number of Shares shall equal the dollar amount of Prepaid Interest, divided by the consolidated closing bid price immediately preceding the time the Company enters into the Purchase Agreement, plus $.01. The issuance of Shares shall be subject to compliance with securities laws and Nasdaq rules and regulations. For all periods following the Maturity Date, interest shall accrue on the Outstanding Balance at the prime rate announced to be then in effect as published as the average rate in the Wall Street Journal (Northeast Edition) (the “Prime Rate”) plus 50 basis points, for three months immediately following the Maturity Date, and thereafter shall accrue at the Prime Rate plus 300 basis points, to be determined on the first day of each calendar month for the succeeding calendar month. All accrued and unpaid interest shall be payable on the Maturity Date or Extended Maturity Date (as defined below), as the case may be, or if such day is not a Business Day, on the immediately succeeding Business Day (the “Interest Payment Date”). Interest shall be calculated on the basis of a 360-day year and actual days elapsed. 1.2 Payment of Principal and Interest. On the Maturity Date, the Outstanding Balance, including all principal under this Note, together with all accrued and unpaid interest thereon and all other sums evidenced by this Note, shall be due and payable in cash, subject to the next sentence. At the Company’s election, the term of this Note can be extended one or more times by notice to the Lender sent at least three (3) business days prior the Maturity Date, or extended Maturity Date, as the case may be, but in no event to a date later than September 6, 2024 (such extended Maturity Date, as may be extended from time to time, the “Extended Maturity Date”). Upon payment in full of the Outstanding Balance of this Note and all accrued and unpaid interest thereon, this Note will be automatically cancelled, whether or not this Note has been surrendered. Should the Company elect to extend the term of this Note, following the Maturity Date, interest shall be paid in cash quarterly in arrears, on each of March 31, June 30, September 30 and December 31. As used herein, “Outstanding Balance” means as of any date of determination, the outstanding principal amount of this Note, as reduced or increased, as the case may be, pursuant to the terms hereof for payment, offset, or otherwise, plus accrued but unpaid interest, collection and enforcements costs (including attorneys’ fees) incurred by Lender, transfer, stamp, issuance and similar taxes and any other fees or charges incurred under this Note. 2. Defaults and Remedies. 2.1 Defaults. As used herein, the term “Event of Default” has the meaning given such term in the Purchase Agreement. 2.2 Remedies. At any time and from time to time after Lender becomes aware of the occurrence of any Event of Default that is continuing, Lender may exercise all of its rights and remedies provided for in the Purchase Agreement or otherwise available under applicable law or equity, including, subject to the Purchase Agreement, the right to accelerate this Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash. Notwithstanding the foregoing, upon the occurrence of any Event of Default described in clauses (b), (c), (d), (e), or (f) of Section 9.1 of the Purchase Agreement, the Outstanding Balance as of the date of acceleration shall become immediately and automatically

3 4888-3067-6802.2 due and payable in cash, without any written notice required by Lender or any other person. Upon the occurrence of an Event of Default, interest shall accrue on the Outstanding Balance at an interest rate equal to the Default Interest (as defined in the Purchase Agreement) rate. In connection with acceleration described herein, Lender need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender in accordance with the Purchase Agreement at any time prior to payment hereunder and Lender shall have all rights as a holder of the Note until such time, if any, as Lender receives full payment pursuant to this Section 2.2. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Nothing herein shall limit Lender’s right to pursue in one or more arbitrations any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. In the event the Lender accelerates, and receives any payment (including any payment in full) of the Outstanding Balance and other monetary obligations of the Borrower under the Transaction Documents, the Borrower shall not be entitled to any refund of the Prepaid Interest. 3. Unconditional Obligation; No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments called for herein in accordance with the terms of this Note. 4. Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing. 5. Borrower Prepayment. Borrower shall have the right, exercisable at any time in its sole and absolute discretion without penalty or fee, to prepay any amount of this Note (such amount, the “Prepayment Amount”) by providing written notice to Lender at least two (2) business days in advance of such prepayment (each, a “Prepayment Notice”). On the prepayment date Borrower shall pay the Prepayment Amount in cash to Lender. Upon any prepayment, there shall be no refund of any Prepaid Interest. 6. Payment of Collection Costs. If this Note is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Lender otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note, then Borrower shall pay the costs incurred by Lender for such collection, enforcement or action including, without limitation, attorneys’ fees and disbursements.

4 4888-3067-6802.2 7. Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Lender has the right to have any such opinion provided by its counsel; provided that such opinion shall be reasonably acceptable to Borrower. 8. Governing Law; Venue. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference. 9. Cancellation. After repayment of the entire Outstanding Balance, this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued. 10. Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note. 11. Assignments. Borrower may not assign this Note without the prior written consent of Lender. This Note may be offered, sold, assigned or transferred by Lender without the consent of Borrower. 12. Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Note and the documents and instruments entered into in connection herewith. 13. Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Purchase Agreement titled “Notices.” 14. Liquidated Damages. Lender and Borrower agree that in the event Borrower fails to comply with any of the terms or provisions of this Note, Lender’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Lender and Borrower agree that any fees, balance adjustments, Prepaid Interest, Default Interest or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages (under Lender’s and Borrower’s expectations that any such liquidated damages will, if allowed under applicable law, tack back to the Effective Date for purposes of determining the holding period under Rule 144). 15. Waiver of Jury Trial. EACH OF LENDER AND BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES

5 4888-3067-6802.2 THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY. 16. Voluntary Agreement. Borrower has carefully read this Note and has asked any questions needed for Borrower to understand the terms, consequences and binding effect of this Note and fully understand them. Borrower has had the opportunity to seek the advice of an attorney of Borrower’s choosing, or has waived the right to do so, and is executing this Note voluntarily and without any duress or undue influence by Lender or anyone else. 17. Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of Borrower and Lender to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect. [Remainder of page intentionally left blank; signature page follows]

4888-3067-6802.2 IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Effective Date. BORROWER: SUMMIT THERAPEUTICS INC. By: Name: Ankur Dhingra Title: Chief Financial Officer ACKNOWLEDGED, ACCEPTED AND AGREED: LENDER: Robert Duggan

4891-4787-1298.2 EXHIBIT B-2 ZANGANEH $20 MILLION NOTE

4857-0618-4770.2 EXHIBIT B-2 THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT HERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS NOTE, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THIS NOTE MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS. PROMISSORY NOTE Effective Date: December 6, 2022 U.S. $20,000,000 FOR VALUE RECEIVED, Summit Therapeutics Inc., a Delaware corporation (“Borrower”), promises to pay to Mahkam Zanganeh or her successors or assigns (“Lender”), Twenty Million Dollars (the “Principal Amount”) and any interest, fees, charges, and late fees on February 15, 2023 (the “Maturity Date”), subject to and in accordance with the terms set forth herein, and to pay interest on the Outstanding Balance (as defined below) at the rate equal to the Interest Rate (as defined below) per annum (subject to Section 2.2) from the Effective Date until the Outstanding Balance is paid in full. This Promissory Note (this “Note”) is issued and made effective as of December 6, 2022 (the “Effective Date”). This Note is issued pursuant to, and subject to the terms of, that certain Note Purchase Agreement dated December 6, 2022, as the same may be amended, restated, supplemented, modified or replaced from time to time, by and between Borrower and Lender and the other lenders party thereto from time to time (the “Purchase Agreement”). All interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, and shall be payable in accordance with the terms of this Note. 1. Payment. 1.1 Payment of Interest. Subject to Section 2.1, from and including the date hereof to, but excluding, the Maturity Date, interest on this Note shall accrue on the Outstanding Balance of this Note outstanding from time to time at a rate of interest per annum (the “Interest Rate”) equal 7.50%. All interest other than Default Interest shall be paid by the Company to the Lender on the Effective Date for the period through the Maturity Date (the “Prepaid Interest”). Default Interest shall be paid as provided for in the Purchase Agreement (but only the difference between the total Default Interest amount and the Prepaid Interest shall be payable). The Borrower acknowledges and agrees that the Prepaid Interest constitutes compensation to Lender for arranging and providing the financing to the Borrower under this Note and the other Transaction Documents and shall, therefore, be deemed fully earned on the date hereof, and not subject to any refund or reimbursement for any reason. Prepaid Interest shall be paid in cash or in

2 4857-0618-4770.2 shares of the Company’s common stock, par value $.01 per share (“Shares”), as may be determined by the Lender on the date hereof. In the event the Lender elects to receive Prepaid Interest in Shares, the number of Shares shall equal the dollar amount of Prepaid Interest, divided by the consolidated closing bid price immediately preceding the time the Company enters into the Purchase Agreement, plus $.01. The issuance of Shares shall be subject to compliance with securities laws and Nasdaq rules and regulations. For all periods following the Maturity Date, interest shall accrue on the Outstanding Balance at the prime rate announced to be then in effect as published as the average rate in the Wall Street Journal (Northeast Edition) (the “Prime Rate”) plus 50 basis points, for three months immediately following the Maturity Date, and thereafter shall accrue at the Prime Rate plus 300 basis points, to be determined on the first day of each calendar month for the succeeding calendar month. All accrued and unpaid interest shall be payable on the Maturity Date or Extended Maturity Date (as defined below), as the case may be, or if such day is not a Business Day, on the immediately succeeding Business Day (the “Interest Payment Date”). Interest shall be calculated on the basis of a 360-day year and actual days elapsed. 1.2 Payment of Principal and Interest. On the Maturity Date, the Outstanding Balance, including all principal under this Note, together with all accrued and unpaid interest thereon and all other sums evidenced by this Note, shall be due and payable in cash, subject to the next sentence. At the Company’s election, the term of this Note can be extended one or more times by notice to the Lender sent at least three (3) business days prior the Maturity Date, or extended Maturity Date, as the case may be, but in no event to a date later than September 6, 2024 (such extended Maturity Date, as may be extended from time to time, the “Extended Maturity Date”). Upon payment in full of the Outstanding Balance of this Note and all accrued and unpaid interest thereon, this Note will be automatically cancelled, whether or not this Note has been surrendered. Should the Company elect to extend the term of this Note, following the Maturity Date, interest shall be paid in cash, quarterly in arrears, on each of March 31, June 30, September 30 and December 31. As used herein, “Outstanding Balance” means as of any date of determination, the outstanding principal amount of this Note, as reduced or increased, as the case may be, pursuant to the terms hereof for payment, offset, or otherwise, plus accrued but unpaid interest, collection and enforcements costs (including attorneys’ fees) incurred by Lender, transfer, stamp, issuance and similar taxes and any other fees or charges incurred under this Note. 2. Defaults and Remedies. 2.1 Defaults. As used herein, the term “Event of Default” has the meaning given such term in the Purchase Agreement. 2.2 Remedies. At any time and from time to time after Lender becomes aware of the occurrence of any Event of Default that is continuing, Lender may exercise all of its rights and remedies provided for in the Purchase Agreement or otherwise available under applicable law or equity, including, subject to the Purchase Agreement, the right to accelerate this Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash. Notwithstanding the foregoing, upon the occurrence of any Event of Default described in clauses (b), (c), (d), (e), or (f) of Section 9.1 of the Purchase Agreement, the

3 4857-0618-4770.2 Outstanding Balance as of the date of acceleration shall become immediately and automatically due and payable in cash, without any written notice required by Lender or any other person. Upon the occurrence of an Event of Default, interest shall accrue on the Outstanding Balance at an interest rate equal to the Default Interest (as defined in the Purchase Agreement) rate. In connection with acceleration described herein, Lender need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender in accordance with the Purchase Agreement at any time prior to payment hereunder and Lender shall have all rights as a holder of the Note until such time, if any, as Lender receives full payment pursuant to this Section 2.2. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Nothing herein shall limit Lender’s right to pursue in one or more arbitrations any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. In the event the Lender accelerates, and receives any payment (including any payment in full) of the Outstanding Balance and other monetary obligations of the Borrower under the Transaction Documents, the Borrower shall not be entitled to any refund of the Prepaid Interest. 3. Unconditional Obligation; No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments called for herein in accordance with the terms of this Note. 4. Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing. 5. Borrower Prepayment. Borrower shall have the right, exercisable at any time in its sole and absolute discretion without penalty or fee, to prepay any amount of this Note (such amount, the “Prepayment Amount”) by providing written notice to Lender at least two (2) business days in advance of such prepayment (each, a “Prepayment Notice”). On the prepayment date Borrower shall pay the Prepayment Amount in cash to Lender. Upon any prepayment, there shall be no refund of any Prepaid Interest. 6. Payment of Collection Costs. If this Note is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Lender otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note, then Borrower shall pay the costs incurred by Lender for such collection, enforcement or action including, without limitation, attorneys’ fees and disbursements.

4 4857-0618-4770.2 7. Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Lender has the right to have any such opinion provided by its counsel; provided that such opinion shall be reasonably acceptable to Borrower. 8. Governing Law; Venue. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference. 9. Cancellation. After repayment of the entire Outstanding Balance, this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued. 10. Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note. 11. Assignments. Borrower may not assign this Note without the prior written consent of Lender. This Note may be offered, sold, assigned or transferred by Lender without the consent of Borrower. 12. Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Note and the documents and instruments entered into in connection herewith. 13. Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Purchase Agreement titled “Notices.” 14. Liquidated Damages. Lender and Borrower agree that in the event Borrower fails to comply with any of the terms or provisions of this Note, Lender’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Lender and Borrower agree that any fees, balance adjustments, Prepaid Interest, Default Interest or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages (under Lender’s and Borrower’s expectations that any such liquidated damages will, if allowed under applicable law, tack back to the Effective Date for purposes of determining the holding period under Rule 144). 15. Waiver of Jury Trial. EACH OF LENDER AND BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES

5 4857-0618-4770.2 THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY. 16. Voluntary Agreement. Borrower has carefully read this Note and has asked any questions needed for Borrower to understand the terms, consequences and binding effect of this Note and fully understand them. Borrower has had the opportunity to seek the advice of an attorney of Borrower’s choosing, or has waived the right to do so, and is executing this Note voluntarily and without any duress or undue influence by Lender or anyone else. 17. Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of Borrower and Lender to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect. [Remainder of page intentionally left blank; signature page follows]

4857-0618-4770.2 IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Effective Date. BORROWER: SUMMIT THERAPEUTICS INC. By: Name: Ankur Dhingra Title: Chief Financial Officer ACKNOWLEDGED, ACCEPTED AND AGREED: LENDER: Mahkam Zanganeh

4891-4787-1298.2 EXHIBIT B-3 DUGGAN $100 MILLION NOTE

4880-9687-2514.2 EXHIBIT B-3 THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT HERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS NOTE, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THIS NOTE MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS. PROMISSORY NOTE Effective Date: December 6, 2022 U.S. $100,000,000 FOR VALUE RECEIVED, Summit Therapeutics Inc., a Delaware corporation (“Borrower”), promises to pay to Robert Duggan or his successors or assigns (“Lender”), One Hundred Twenty Million Dollars (the “Principal Amount”) and any interest, fees, charges, and late fees on September 15, 2023 (the “Maturity Date”), subject to and in accordance with the terms set forth herein, and to pay interest on the Outstanding Balance (as defined below) at the rate equal to the Interest Rate (as defined below) per annum (subject to Section 2.2) from the Effective Date until the Outstanding Balance is paid in full. This Promissory Note (this “Note”) is issued and made effective as of December 6, 2022 (the “Effective Date”). This Note is issued pursuant to, and subject to the terms of, that certain Note Purchase Agreement dated December 6, 2022, as the same may be amended, restated, supplemented, modified or replaced from time to time, by and between Borrower and Lender and the other lenders party thereto from time to time (the “Purchase Agreement”). All interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, and shall be payable in accordance with the terms of this Note. 1. Payment. 1.1 Payment of Interest. Subject to Section 2.1, from and including the date hereof to, but excluding, the Maturity Date, interest on this Note shall accrue on the Outstanding Balance of this Note outstanding from time to time at a rate of interest per annum (the “Interest Rate”) equal to 7.50%. All interest (the “Prepaid Interest”) other than Default Interest shall be paid by the Company to the Lender on the Effective Date for the period through February 15, 2023 (“February 2023”). Default Interest shall be paid as provided for in the Purchase Agreement (but only the difference between the total Default Interest amount and the Prepaid Interest shall be payable). The Borrower acknowledges and agrees that the Prepaid Interest constitutes compensation to Lender for arranging and providing the financing to the Borrower under this Note and the other Transaction Documents and shall, therefore, be deemed fully earned on the date hereof, and not subject to any refund or reimbursement for any reason.

2 4880-9687-2514.2 Prepaid Interest shall be paid in cash or in shares of the Company’s common stock, par value $.01 per share (“Shares”), as may be determined by the Lender on the date hereof. In the event the Lender elects to receive Prepaid Interest in Shares, the number of Shares shall equal the dollar amount of Prepaid Interest, divided by the consolidated closing bid price immediately preceding the time the Company enters into the Purchase Agreement, plus $.01. The issuance of Shares shall be subject to compliance with securities laws and Nasdaq rules and regulations. For all periods following February 2023, interest shall accrue on the Outstanding Balance at the prime rate announced to be then in effect as published as the average rate in the Wall Street Journal (Northeast Edition) (the “Prime Rate”) plus 50 basis points, for three months immediately following February 2023, and thereafter shall accrue at the Prime Rate plus 300 basis points, to be determined on the first day of each calendar month for the succeeding calendar month. All accrued and unpaid interest shall be payable on the Maturity Date or Extended Maturity Date (as defined below), as the case may be, or if such day is not a Business Day, on the immediately succeeding Business Day (the “Interest Payment Date”). Interest shall be calculated on the basis of a 360-day year and actual days elapsed. 1.2 Payment of Principal and Interest. On the Maturity Date, the Outstanding Balance, including all principal under this Note, together with all accrued and unpaid interest thereon and all other sums evidenced by this Note, shall be due and payable in cash, subject to the next sentence. At the Company’s election, the term of this Note can be extended one or more times by notice to the Lender sent at least three (3) business days prior the Maturity Date, or extended Maturity Date, as the case may be, but in no event to a date later than September 6, 2024 (such extended Maturity Date, as may be extended from time to time, the “Extended Maturity Date”). Upon payment in full of the Outstanding Balance of this Note and all accrued and unpaid interest thereon, this Note will be automatically cancelled, whether or not this Note has been surrendered. Following February 2023, interest shall be paid in cash, quarterly in arrears, on each of March 31, June 30, September 30 and December 31. As used herein, “Outstanding Balance” means as of any date of determination, the outstanding principal amount of this Note, as reduced or increased, as the case may be, pursuant to the terms hereof for payment, offset, or otherwise, plus accrued but unpaid interest, collection and enforcements costs (including attorneys’ fees) incurred by Lender, transfer, stamp, issuance and similar taxes and any other fees or charges incurred under this Note. 2. Defaults and Remedies. 2.1 Defaults. As used herein, the term “Event of Default” has the meaning given such term in the Purchase Agreement. 2.2 Remedies. At any time and from time to time after Lender becomes aware of the occurrence of any Event of Default that is continuing, Lender may exercise all of its rights and remedies provided for in the Purchase Agreement or otherwise available under applicable law or equity, including, subject to the Purchase Agreement, the right to accelerate this Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash. Notwithstanding the foregoing, upon the occurrence of any Event of Default described in clauses (b), (c), (d), (e), or (f) of Section 9.1 of the Purchase Agreement, the Outstanding Balance as of the date of acceleration shall become immediately and automatically

3 4880-9687-2514.2 due and payable in cash, without any written notice required by Lender or any other person. Upon the occurrence of an Event of Default, interest shall accrue on the Outstanding Balance at an interest rate equal to the Default Interest (as defined in the Purchase Agreement) rate. In connection with acceleration described herein, Lender need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender in accordance with the Purchase Agreement at any time prior to payment hereunder and Lender shall have all rights as a holder of the Note until such time, if any, as Lender receives full payment pursuant to this Section 2.2. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Nothing herein shall limit Lender’s right to pursue in one or more arbitrations any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. In the event the Lender accelerates, and receives any payment (including any payment in full) of the Outstanding Balance and other monetary obligations of the Borrower under the Transaction Documents, the Borrower shall not be entitled to any refund of the Prepaid Interest. 3. Unconditional Obligation; No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments called for herein in accordance with the terms of this Note. 4. Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing. 5. Borrower Prepayment. Borrower shall have the right, exercisable at any time in its sole and absolute discretion without penalty or fee, to prepay any amount of this Note (such amount, the “Prepayment Amount”) by providing written notice to Lender at least two (2) business days in advance of such prepayment (each, a “Prepayment Notice”). On the prepayment date Borrower shall pay the Prepayment Amount in cash to Lender. Upon any prepayment, there shall be no refund of any Prepaid Interest. 6. Payment of Collection Costs. If this Note is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Lender otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note, then Borrower shall pay the costs incurred by Lender for such collection, enforcement or action including, without limitation, attorneys’ fees and disbursements.

4 4880-9687-2514.2 7. Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Lender has the right to have any such opinion provided by its counsel; provided that such opinion shall be reasonably acceptable to Borrower. 8. Governing Law; Venue. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference. 9. Cancellation. After repayment of the entire Outstanding Balance, this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued. 10. Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note. 11. Assignments. Borrower may not assign this Note without the prior written consent of Lender. This Note may be offered, sold, assigned or transferred by Lender without the consent of Borrower. 12. Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Note and the documents and instruments entered into in connection herewith. 13. Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Purchase Agreement titled “Notices.” 14. Liquidated Damages. Lender and Borrower agree that in the event Borrower fails to comply with any of the terms or provisions of this Note, Lender’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Lender and Borrower agree that any fees, balance adjustments, Prepaid Interest, Default Interest or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages (under Lender’s and Borrower’s expectations that any such liquidated damages will, if allowed under applicable law, tack back to the Effective Date for purposes of determining the holding period under Rule 144). 15. Waiver of Jury Trial. EACH OF LENDER AND BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES

5 4880-9687-2514.2 THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY. 16. Voluntary Agreement. Borrower has carefully read this Note and has asked any questions needed for Borrower to understand the terms, consequences and binding effect of this Note and fully understand them. Borrower has had the opportunity to seek the advice of an attorney of Borrower’s choosing, or has waived the right to do so, and is executing this Note voluntarily and without any duress or undue influence by Lender or anyone else. 17. Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of Borrower and Lender to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect. [Remainder of page intentionally left blank; signature page follows]

4880-9687-2514.2 IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Effective Date. BORROWER: SUMMIT THERAPEUTICS INC. By: Name: Ankur Dhingra Title: Chief Financial Officer ACKNOWLEDGED, ACCEPTED AND AGREED: LENDER: Robert Duggan

4891-4787-1298.2 EXHIBIT C Investor Questionnaire ACCREDITED INVESTOR QUESTIONNAIRE The purpose of this Questionnaire is to determine whether you are an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”). The undersigned represents that the information contained herein is complete and accurate. The undersigned makes one of the following representations regarding its income, net worth, status as a “family client” of a “family office,” and/or certain professional certifications or designations and certain related matters and has checked the applicable representation: [__] The undersigned’s income1 during each of the last two years exceeded $200,000 or, if the undersigned is married or has a spousal equivalent2, the joint income of the undersigned and the undersigned’s spouse or spousal equivalent, as applicable, during each of the last two years exceeded $300,000, and the undersigned reasonably expects the undersigned’s income, from all sources during this year, will exceed $200,000 or, if the undersigned is married or has a spousal equivalent, the joint income of undersigned and the undersigned’s spouse or spousal equivalent, as applicable, from all sources during this year will exceed $300,000. [__] The undersigned’s net worth,3 including the net worth of the undersigned’s spouse or spousal equivalent, as applicable, is in excess of $1,000,000. For purposes of calculating net worth: (i) your primary residence shall not be included as an asset; (ii) indebtedness that is secured by your primary residence, up to the estimated fair market value of the primary residence at the time of the sale of Notes, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of Notes exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured 1 For purposes of this Questionnaire, “income” means adjusted gross income, as reported for federal income tax purposes, increased by the following amounts: (a) the amount of any tax exempt interest income received, (b) the amount of losses claimed as a limited partner in a limited partnership, (c) any deduction claimed for depletion, (d) amounts contributed to an IRA or Keogh retirement plan, (e) alimony paid, and (f) any amounts by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Code. 2 For purposes of this Questionnaire, “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse. 3 For purposes of this Questionnaire, “net worth” means the excess of total assets, excluding your primary residence, at fair market value over total liabilities, including your mortgage or any other liability secured by your primary residence only if and to the extent that it exceeds the value of your primary residence. Net worth should include the value of any other shares of stock or options held by you and your spouse or spousal equivalent and any personal property owned by you or your spouse or spousal equivalent (e.g. furniture, jewelry, other valuables, etc.). For the purposes of calculating joint net worth: joint net worth can be the aggregate net worth of you and your spouse or spousal equivalent; assets need not be held jointly to be included in the calculation.

4891-4787-1298.2 by your primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of Notes shall be included as a liability. [__] The undersigned is a holder in good standing of one or more of the following certifications or designations administered by the Financial Industry Regulatory Authority, Inc. (FINRA): the Licensed General Securities Representative (Series 7), Licensed Investment Adviser Representative (Series 65), or Licensed Private Securities Offerings Representative (Series 82). [__] The undersigned is a “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), of a family office as defined in rule 202(a)(11)(G)-1 under the Advisers Act, (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment, and whose prospective investment is directed by such family office pursuant to clause (iii) of this sentence. [__] The undersigned is a “knowledgeable employee” as defined in rule 3c-5(a)(4) under the United States Investment Company Act of 1940, director, executive officer or general partner of the issuer of the Notes (i.e., the Company). [__] The undersigned cannot make any of the representations set forth above. IN WITNESS WHEREOF, the undersigned has executed this Accredited Investor Questionnaire as of the date written below. ______________________________